Exhibit 10.114

[LETTERHEAD OF DEPARTMENT OF HEALTH & HUMAN SERVICES]

April 5, 2002

Dr. Nancy Katz
Calpyte Biomedical Corporation, Inc.
1265 Harbor Bay Parkway
Alameda, CA  94502

SUBJECT:	OTT Reference Number: L-108-99/1
USPA SN: 06/602,945 06/602,946
Effective Date: 03/15/02
Institute: NCI

Dear Dr. Katz:

On behalf of the National Institutes of Health, I am please to enclose a copy of the above referenced License Agreement. When the agreement was executed, your Company retained your original.

If applicable, enclosed are the invoices for the license issue and the first minimum annual royalty payment which is due under the terms of this agreement.

Please mail correspondence, reports and official notices directly to the Office of Technology Transfer, 6011 Executive Boulevard, Suite 325, Rockville, Maryland  20852, Attention: Royalties Section.

Also, please be sure to write the OTT Reference Number L-109-99/1 on all checks, correspondence, and official notices relating to this license agreement. This will ensure prompt and accurate credit to your agreement.

If you have any questions or concerns, please don't hesitate to telephone me at (301) 496-7735 extension 214 or by facsimile at (301) 402-8678.

Sincerely,

/s/ Barbara Ward

Barbara Ward
Royalties Coordinator

via: Overnight Mail

CONFIDENTIAL

LICENSE AMENDMENT

Whereas, the Public Health Service (PHS), Department of Health and Human Services (DHHS) and Calypte Biomedical Corporation, Inc. (Licensee) entered into a license agreement (L-108-99/0) effective August 6, 1996 relating to U.S. Patents 4,520,113, 4,647,773, 4,652,599, 4,708,818 and 5,135,864 and corresponding international patents disclosing antibody tests for HIV-1 ("Agreement"); and

Whereas PHS and Licensee wish to amend the Licensed Fields of Use of the Agreement by including all currently existing products of Licensee that detect HIV-1 antibodies in human body fluids, except for the Calypte HIV-1 urine EIA that uses a recombinant gp160 antigen as Licensed Products in order to permit Licensee to commercialize such products under the Licensed Patent Rights and protect the interests of PHS; and

Whereas Licensee has accumulated significant unpaid earned royalties, due under the Agreement; and

Whereas PHS has negotiated a payment plan with Licensee to cure the unpaid royalties and maintain the Agreement in compliance with its terms;

Now Therefore, in consideration of the foregoing, PHS and Licensee hereby agree to amend the subject Agreement as follows:

Replace Paragraph 9.04 with the following:

9.04	Licensee shall submit to PHS within thirty (30) days after each calendar quarter-year ending March 31, June 30, September 30 and December 31 a royalty report setting forth for the preceding quarter-year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due, and additional information, as specified in and according to the format in, Appendix G. With each such royalty report, Licensee shall submit payment of the earned royalties due. If no earned royalties are due to PHS for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of Licensee and shall include a detailed listing of all deductions made under Paragraph 2.10 to determine Net Sales made under Article 6 to determine royalties due. If, by January 30, 2003, all back royalties specified in the Payment Plan and all 2002 royalties have been paid, then Licensee shall submit to PHS within sixty (60) days after each calendar half-year ending June 30 and December 31 a royalty report setting forth for the preceding quarter-year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due, and additional information, as specified in and according to the format in, Appendix G.

Appendix B

Replace the Licensed Fields of Use with the following:

Production and sale of HIV-1 lysate and immunodiagnostic products for detection of HIV-1 antibodies in human body fluids.

Add an Appendix G:

Appendix G--Royalty Report

SAMPLE LICENSE ROYALTY REPORT

Report information includes:

    OTT license reference number (L-108-99/1)
    Reporting period
    Catalog number, unit price and units sold of each Licensed Product (domestic, foreign and sublicensee sales)
    Gross Sales per catalog number per country, converted to US dollars (include foreign currency conversion rate)
    Total Gross Sales
    Itemized deductions from Gross Sales
    Total Net Sales
    Earned Royalty Rate and associated calculations
    Gross Earned Royalty
    Adjustments for Minimum Annual Royalty (MAR) paid
    Net Earned Royalty due

Example

Catalog Number	Product Name	Country	Units Sold	Unit Price	Gross Sales (US$)

1	A	US	250	250.00	62,500

1	A	UK	32	515.62	16,500

1	A	France	25	625.00	15,625

2	B	US	0	440.00	0

3	C	US	57	1,002.19	57,125

4	D	US	12	125.00	1,500

			Total Gross Sales		153,250
			Less Deductions:
				Freight	3,000
				Returns	7,000
			Total Net Sales		143,250
			Royalty Rate		8%
			Royalty Due		11,460
			Less MAR payment		10,000
			Net Royalty Due		1,460

Mail royalty reports to:	Mail payment to:
Ms. Linda Harris	National Institutes of Health
Office of Technology Transfer	P.O. Box 380120
National Institutes of Health	Pittsburgh, PA 15251-6120
6011 Executive Blvd., Suite 325	Make out check to “NIH Patent Licensing”
Rockville, MD 20852-3804	OTT license reference number must appear on check

Payment Plan

Licensee agrees to the following payment plan:

Due Date	Unpaid Amount Due	Additional Payments Due
4/30/2002		Q1 2002 royalties
6/30/2002	100,000
7/31/2002		Q2 2002 royalties
9/30/2002	100,000
10/31/2002		Q3 2002 royalties
12/31/2002	105,259
1/30/2003		Q4 2002 royalties
8/31/2003		First half 2003 royalties
Total	305,259

Following the last year 2002 payment in the table above, Licensee will continue to pay earned royalties due within sixty (60) days of the end of each calendar year.

In all other respects, the Agreement effective August 6, 1996, remains in full force and effect.

SIGNATURE PAGE

          In Witness Whereof, the parties have executed this amendment on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For PHS:

/s/ Jack Spiegel	3/15/2002

Jack Spiegel, Ph.D.	Date
Director Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:	Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804

For Licensee (The undersigned expressly certifies or affirms that the contents of any statements of Licensee made or referred to in this document are truthful and accurate.)

/s/ Nancy E. Katz	3/20/02

Nancy Katz	Date
CEO

Mailing Address for Notices:

Nancy Katz
CEO
Calypte Biomedical Corp.
1265 Harbor Bay Pkwy.
Alameda, CA 94502
Phone:  510-749-5100
Fax:       510-814-8408

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. "3801-3812 (civil liability) and 18 U.S.C. '1001 (criminal liability including fine(s) and/or imprisonment).